UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2004

APPLIED IMAGING CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Baytech Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 719-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 10, 2004, as a result of an ongoing investigation directed by the Company’s Audit Committee, the Committee has concluded that the previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, and June 30, 2004 should no longer be relied upon because of errors in those financial statements and that the Company would restate those financial statements accordingly. Details concerning these restatements are described in the Company’s press release dated November 15, 2004. A copy of the press release is filed as an exhibit hereto as Exhibit 99.1.

The Company expects to file amendments to its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, and June 30, 2004, reflecting all necessary adjustments on or before December 31, 2004. However, there are no assurances that those filings will be made at those times. The referenced financial statements should not be relied upon until such time as the Company files its restatements.

Both the Company’s Audit Committee and the Company’s management have discussed with PricewaterhouseCoopers, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

Item 8.01. Other Events.

As further described in the press release filed herewith as Exhibit 99.1, the Company is unable to timely file its Form 10-Q for the quarterly period ended September 30, 2004.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 15, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED IMAGING CORP.

By:	/s/ Carl Hull
Carl Hull President & Chief Executive Officer

Date: November 15, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 15, 2004

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